Exhibit 99

                                 ANNUAL MEETING OF SHAREHOLDERS
                                        Prepared Remarks
                                        November 18, 1999


Good morning ladies and gentlemen and welcome to the Cadmus Communications 1999 Annual Meeting. I will now call the meeting to order.

I am C. Stephenson Gillispie, Jr., Chairman of the Board, President, and Chief Executive Officer of Cadmus Communications Corporation. On the stage with me today is Bruce V. Thomas, Cadmus' Chief Operating Officer. We'd like to welcome each of you to the 1999 annual meeting of our shareholders.

In accordance with our Bylaws, as Chairman of the Board, I will act as Chairman of the meeting and Bruce Thomas, in his capacity as Corporate Secretary, will act as Secretary of this meeting.

The polls for casting ballots or submitting proxies are now open. For purposes of determining the presence of a quorum and for all matters on which shareholders will vote at this meeting, the polls will close today at such time as the inspector has collected all ballots on all matters voted on at the meeting.

Holly Drummond of the Corporate Trust Department of First Union National Bank has been appointed inspector to conduct the voting at this meeting. Ms. Drummond is present and has taken the oath of office. Among her duties, the inspector is to determine whether a quorum is present, to ascertain the validity of proxies and ballots, to tabulate the votes, and to certify the count of all proxies and ballots.

Ms. Drummond has advised me that in excess of 51% of our shares are present in person or by proxy, and, accordingly, I declare that a quorum is present.

We also have with us the minutes of the 1998 meeting of shareholders and those minutes are here for inspection after the meeting by any shareholder who would like to see them.

Also, I should note that in accordance with Virginia law our list of shareholders is on the table outside, and is available for inspection during the meeting by any shareholder who desires to do so in connection with the business of this meeting.

Is there anyone present who has not submitted a proxy who wishes to vote, or has submitted a proxy and wishes to revoke it and vote in person? If so, would you raise your hand and identify yourself to our inspector who has extra ballots.

Before we move on to our business agenda, I would like to note as a procedural matter that the two items to be voted on at today's meeting are affirmative recommendations of management that have been set forth in the Proxy Statement.

As such, in accordance with our Bylaws, these two matters are deemed to be properly before the meeting for shareholder vote without the necessity of a motion or second from the floor.

The first item of business is the election of directors. The Proxy Statement sent to you contains the names and biographical information on the three persons to be nominated as Class I directors for a term of three years until the 2002 Annual Meeting. When I call your name, please stand. The nominees for Class I directors are:

   o     Nathu R. Puri
   o     Jerry I. Reitman
   o     Wallace Stettinius

The Class II and III directors previously elected by shareholders will continue to serve until the expiration of their respective terms in 2000 and 2001. Most of our nominees and continuing directors are with us this morning, and I would like to introduce them. When I call your name, please stand.

Joining me on our Board are:

   o     Frank Daniels, III
   o     G. Waddy Garrett
   o     John C. Purnell, Jr.
   o     Nathu R. Puri
   o     Jerry I. Reitman
   o     Russell M. Robinson, II
   o     John W. Rosenblum
   o     Wallace Stettinius
   o     Bruce A. Walker
   o     David G. Wilson, Jr.

As there have been no nominations made by any shareholders pursuant to Article I, Section 9 of our Bylaws, I will declare the nominations closed. Accordingly, the election of the three nominees named in the Proxy Statement to serve for terms of three years until their successors are duly elected and qualified is now before you for a vote.

If all entitled to vote and who wish to do so have voted, we will proceed to the next item of business.

Our second and final item of business is ratification of the Board of Directors' selection of the firm of Arthur Andersen LLP as independent public accountants for the Corporation and its subsidiaries for the year ending June 30, 2000.

I should add that we have representatives of Arthur Andersen present with us who would be glad to answer any questions you may have about their duties.

Ratification of the selection of Arthur Andersen LLP, as the independent public accountants for Cadmus Communications Corporation and its subsidiaries for the year ending June 30, 2000 is now before you for a vote.

If all entitled to vote and who wish to do so have voted, I will ask Ms. Drummond to collect any ballots. As soon as all the ballots have been collected, the polls will be closed.

The inspector has completed her report, and I will ask Mr. Thomas to give us the results at this time. The report is complete.

Mr. Chairman, each nominee for Class I director as named in the Proxy Statement has received the affirmative vote of a plurality of the shares voted at this meeting. Regarding the ratification of Arthur Andersen LLP as auditors for the current fiscal year, more than a majority of the shares voted on this matter have approved this motion.

You have heard the report. I declare the three persons nominated as Class I directors duly elected and the selection of Arthur Andersen LLP as independent public accountants duly ratified.

The inspector's report will be filed with the minutes of this meeting. There are no other items of business on the agenda.

We will now proceed with management's presentation. I know that the question of stock prices is on everyone's minds and we will address those questions during our question and answer period.

In the 12 months since we were last in this room, we have reshaped Cadmus dramatically into a stronger and more focused company. This morning provides a welcome opportunity for me to review these accomplishments with you. In a few minutes, I'll turn the podium over to Bruce Thomas, our Chief Operating Officer, who will discuss the recent restructuring initiatives we have undertaken and the impact these measures will have on returns.

A year ago, we operated 10 businesses with total net sales of $394 million.

They included:

   o     Cadmus Journal Services
   o     CadmusCom Atlanta
   o     Graphic Solutions
   o     Financial Communications
   o     CadmusCom Richmond
   o     Custom Publishing
   o     Direct Marketing
   o     Point of Purchase
   o     Specialty Packaging & Promotional Printing
   o     and Technology Solutions

Excluding Cadmus Journal Services, the annual net sales of the other nine units averaged only $21 million. Their relatively small size carried intrinsic bottom-line risks that were compounded in some cases by a reliance on major customers and uncertain marketplace dynamics. In other words, they contained characteristics increasingly out of sync with the dynamic requirements of today's public markets. At the same time, our immediate and tangible successes in the Professional Communications group created increasingly compelling arguments to focus our resources on these markets.

For these reasons we have restructured Cadmus and today are composed of three primary business units with a current run rate of $470 million. We have, in effect, put our money where our results and greatest immediate opportunities are. Very importantly, we have at the same time created a more compact and we believe more manageable organization.

When the industry around you is consolidating -- as is certainly the case in printing -- your first focus must be on revenue growth. When your industry is commodotizing -- and there are few industries commodotizing as the printing industry is doing -- your next focus must be on market concentration.

Consequently, as you can see from this picture, we have placed great emphasis on both revenue growth and market concentration with a very substantial leap forward in fiscal 1999. Over the past five years, Cadmus' net sales have grown at a compounded rate of 12.3%. I believe Cadmus is stronger today because it is bigger, and has good -- even commanding -- concentration in two large, key markets. We are the world's #1 producer of scientific, technical, and medical journals with 33% of the STM market. And, Cadmus is now the 4th largest publications printer, and among the top producers of special interest magazines in the U.S.

In addition, we are making great progress in building a similar position in our Specialty Packaging and Promotional Printing business. In fiscal 1999, this business grew 30% in net sales, with a compounded annual growth since 1996 of 26%. In the current fiscal year, we have sustained this pace with a 35% gain in net sales for the first quarter. Importantly, this growth has all been internal growth, truly outstanding performance in our industry.

Over the years, however, a good portion of Cadmus' growth has come from acquisitions. And we have funded these transactions primarily through borrowing, which we have been able to do because of our stable and consistent cash flow.

As you know, EBITDA (earnings before interest, taxes, depreciation, and amortization) is a common measure of cash flow, one of the most important components of corporate financial strength. As this chart shows, Cadmus does have a long history of strong and growing cash flow. More importantly, Cadmus has consistently increased EBITDA margins over the past five years. Mack added very positively to that picture. This chart supports our belief that Cadmus can service and repay our debt. In fact, looking forward, with our restructuring plans fully in place, we believe annual EBITDA will increase further from today's run rate of $71 million.

I should note that figures contained in our slides have been adjusted to exclude restructuring charges and other one-time items to better reflect results from operations.

This year, and for the immediate future, we will be placing tremendous importance and focus on moving our much larger base of sales and operating income to the bottom line. The formula for this is very clear. We must grow sales, we must increase margins, and we must reduce debt.

Cadmus has already made significant strides in that direction. For the first quarter, we have reduced our debt levels by over $16 million, well ahead of our public commitments and expectations. These results put us on pace to reach and possibly exceed our debt reduction goal for fiscal 2000 of $20 million.

Margins are also a key factor in financial success. We are working hard to increase our margins, and, again, have already made progress in this fiscal year toward achieving that objective. Excluding problem and divested businesses which are no longer a part of our financial profile, our proforma 1999 operating margin has improved to 9.4%. This is up from 5.6% just five years ago.

Importantly, the new Cadmus proforma margins are right in line with other industry leaders.

To drive and pick up the pace in internally-generated sales, we have successfully completed a total integration of both the Mack and Cadmus Journal Services sales professionals and we are now well into the implementation of the most aggressive sales management, training, and sales execution program in our history.

And although our earnings for fiscal 1999 were down from the prior year, which was a record year, we have publicly indicated our expectation that fiscal 2000 results will be sequentially stronger than 1999- even before the full benefit of the current restructuring plan synergies is realized.

In short, Cadmus today is larger, stronger, leaner, and more focused. We have created a platform from which we now can work toward new levels of earnings and financial performance. Those new levels began with the integration of Mack. We are now well into the second phase of this plan and we have already announced savings or future annual contributions to earnings of $6 million once this phase is completed later this fiscal year.

As I am sure you know well, the path to this point has been difficult and in some cases less linear or less direct than certainly you or I would have liked.

Any corporation engaged in consolidation will confirm that meshing acquired operations into a cohesive structure is an extremely difficult task. But there is always a point when tough choices about resource allocation have to be made and existing boundaries must be removed.
That is what we have done.

During fiscal 1999, we became convinced that there was a growing disparity between the prospects of our various businesses. We concluded that our most responsible course was to move very aggressively to place our financial and managerial resources where we had the best short-and long-term opportunities and potential pay-offs. Accordingly, we embarked on a path to divest those units that did not fit with a strategy of market leadership or niche based end-to-end services.

First, this past February, we sold our financial communications operation, where we were a distant # 5 domestically to R. R. Donnelley. We divested our custom publishing and direct marketing operations, and closed our CadmusCom Richmond agency, once we concluded that the resources required to successfully implement their strategies would diminish our ability to support our other winning and successful businesses. And, of course, we recently closed our POP operation because it was detracting value from our overall organization.

So, let me say a few words about the businesses that form the core of Cadmus today.

We created our Professional Communications group by acquiring and successfully integrating three large journal producers into an industry powerhouse -- namely Cadmus Journal Services, Waverly Press in fiscal 1994, and Lancaster Press in fiscal 1996.

Our Professional Communications leadership did an outstanding job of integrating these acquisitions. This chart is the hard proof of that success. It shows the payoff for successful integration, improved synergies, and economies of scale. Over this period Professional Communications net sales grew at a compounded rate of 20% and EBITDA rose 30%. But I want to call your attention to the margin line that expanded from 11% of net sales in 1993 to 18% in 1999. This margin improvement was largely the product of integration synergies.

These past successes and the attractive aspects of this market are the reasons why we took advantage seven months ago of the opportunity to acquire The Mack Printing Group. This transaction locked in our worldwide leadership position in the scientific, technical, and medical journal market.

But it did more than that. It tripled our share in the special interest segment of the magazine market, making Cadmus a significant national player in this important market. In addition to increasing our total magazine revenues to more than $120 million, Mack's Northeast locations and its technology and resources devoted to magazines greatly enhances our competitive strength and position in this important and growing market. Finally, through its unique Port City Press operation, Mack brought vital short-run book and directory printing capabilities to Cadmus. This capability strongly complements our existing product/service offerings and provides the potential for strong internal sales growth.

In the Marketing Communications arena, our world-class Charlotte-based manufacturing facility -- backed by an ISO9002-certified fulfillment and distribution facility in Atlanta -- is one of the top specialty packaging businesses nationally. The market attributes of specialty packaging are similar to our journal business in that specialty packaging customers also seek turnkey outside solutions. They value service and creativity, and they are seeking to build true working partnerships. For our specialty packaging clients, we can do everything from the initial design to the actual fulfillment or distribution of the materials they require.

With annual shipments of $10 billion, the high quality folding carton industry is very large and extremely fragmented such that the breadth of our resources is an extremely valuable asset. Our net sales in specialty packaging have grown 26% compounded annually for the past three years, and as I indicated, this strong momentum is carrying over into fiscal 2000.

This strong internal growth is being driven by an aggressive sales and marketing program. Having an integrated "create-produce-distribute" solution under one roof continues to be a strong card for us to play with prospective accounts. For future growth we are now looking hard at new packaging markets such as pharmaceuticals and cosmetics where our experience, size, and demonstrated state-of-the-art manufacturing capabilities are vital assets in responding to our current and prospective customers' needs.

Our Richmond-based Graphic Solutions business is still in the early stages of its strategy to build focused relationships with large corporations. In addition to servicing the mid-Atlantic commercial market, this unit continues to show progress in establishing a solid niche in business-to-business catalog production.

In order to continue to improve the day-to-day implementation of our objectives within Cadmus, we have initiated some key personnel moves. Dave Wilson, who provides valuable leadership as President of our Professional Communications Group, has been appointed Vice Chairman of our Board of Directors. Dave Bosher, who has functioned as Cadmus' Treasurer for the past ten years, has assumed the role of Chief Financial Officer. And Bruce Thomas, formerly our Chief Financial Officer, has assumed the new position of Chief Operating Officer with day-to-day responsibility for overseeing the operations of all Cadmus businesses.

Personally, I believe this is a change that will have very positive results for Cadmus. With over 8 years of proven experience in increasingly responsible roles in senior management, Bruce profoundly understands the company, the people, and the strategy. He has already begun to help create the highest possible sense of urgency and focus to improved operational and organizational performance.

Looking forward, I recognize that Bruce and I face some formidable challenges. We are more leveraged and must keep a sharp eye on debt reduction. The restructuring required to complete the integration of Mack will bring further changes to Cadmus, always a concern for associates. Also, some of our plants and departments are not performing at the levels of quality, efficiency, and service which is increasingly mandatory in this competitive market. Finally, the changes we have made have been so swift and so dramatic that we know many of our own associates are looking for guidance about where we are now headed. During the coming months, Bruce, the leadership throughout Cadmus, and I will be working with great intensity and energy to address these issues, and to bring Cadmus to new levels of strategic and operational focus and clarity.

Now, I'd like to turn the meeting over to Bruce Thomas, our Chief Operating Officer. Bruce...

Thank you Steve, and good morning everyone.

My focus this morning is going to be on three points. First, I want to discuss the restructuring plan we are implementing and highlight the role these actions will play in executing the strategy that Steve has just described. Second, I want to review our recent results and review the progress we have made on our key value drivers. Finally, I want to share with you my personal perspective on where Cadmus stands today and what Cadmus can achieve over the next several quarters and the next several years.

Last month, we announced a major restructuring plan to focus the Company's resources on the primary markets that Steve described. The restructuring plan consists of the following components:

     o    first, closing the Atlanta-based Point of Purchase business unit;

     o    second, divesting our Charlotte and Richmond-based marketing agencies;

     o third, consolidating certain redundant operations in connection with our continued integration of Mack and Cadmus Journal Services;

     o    and  fourth,   consolidating  and  rationalizing  certain  sector  and
          corporate overhead functions.

Charges associated with this restructuring will be in the range of $33-$37 million. Of the total, non-cash items resulting from the write-off of assets, goodwill, and other intangibles are expected to comprise $27 to $30 million of the charges. So as you can see, the charge is largely non-cash in nature.

We believe that the annual pre-tax savings from the implementation of these changes will total at least $6 million. In addition, we expect to realize net proceeds from the closures and divestitures that will be sufficient to reduce interest expense by approximately $1 million annually.

We have been working hard to complete these restructuring tasks, and we have made good progress in the past several months. We have divested the marketing agencies. The POP unit will be completely closed next month. The integration-related actions at Mack -- such as the consolidation of our Tapsco and Science Press composition operations -- are well underway and will be completed during the third and fourth quarters. To date, all of these actions are proceeding smoothly, they are on schedule in terms of timing, and we are on track in terms of projected savings.

Let me now review briefly our first quarter results.

As you can see from the slide, we earned $0.17 per share for the quarter before the one-time charges. Those results included a $0.12 loss for the quarter from our POP unit that was still in operation during that period. You can also see here the impact of the Mack acquisition -- significantly increasing our revenues, our operating income, and our operating margins despite the sizeable POP losses.

As Steve said, our plan has been to focus on those markets and those businesses where we can achieve leadership positions and deliver consistent financial performance.

So let's look at what those businesses - our "continuing" businesses -- delivered in the first quarter. My point in this slide is to highlight the ongoing profitability of Cadmus. And, I'd also like to point out the stability of our earnings. As you can see, proforma for divested and closed operations, our operating margin was 8.5% compared to the 6.7% we reported.

Our professional communications group is a very stable source of business for Cadmus. Since this area accounts for well over 80% of our cash flow, we have a distinct advantage as we support a more leveraged capital structure. And, I'd like to repeat, we were able to reduce debt in the first quarter by over $16 million and are well on our way to the $20 million debt reduction target we had planned for this year.

I'd like to close with just a couple of personal observations. I have been in the role of COO for exactly 5 weeks today. I have spent much of that time in the plants, talking with our associates - the people who make the products and interact with our customers all day and every day. It has been a difficult 12 months or so for these people. There have been lots of changes in the company that they have had to deal with. Our financial performance has not been what we had hoped for, and bonuses and other benefits have been lower than in years past. And, our company and its leadership have been subjected to an unprecedented amount of public criticism.

And yet, meeting with our associates you cannot help but feel optimistic about this company. Our associates are deeply committed to their work and feel that their work is important - that they are an important part, for example, in the dissemination of information that advances science and may, ultimately, help save lives. Our associates want to be part of a winning team, and are constantly asking to do more, to make a bigger contribution, and thinking of ways we can be more competitive or add more value for our customers. And, finally, our associates are proud of where they work -- they are proud of Cadmus.

We have talked today about strategy, market positions, cash flow, and improving financial performance. Cadmus is now a sound and profitable business with steadily increasing cash flow. But it is the 4,000 associates of Cadmus -- in places such as Easton and Baltimore, Maryland; Easton, East Stroudsburg, Lancaster, and Ephrata, Pennsylvania; Richmond; Charlotte; and Atlanta -- that will enable Cadmus to capitalize on the opportunities we have and to realize our full potential. Based on what I've seen and whom I've met, I am more optimistic than ever about our company's future. And, I am also more committed than ever to do everything I can to help Cadmus be successful.

With that, I will turn it back over to Steve. Thank you for your attendance and your support. Steve ...

Cadmus today, like most businesses, is wrestling with a really mind-boggling acceleration in the pace and the extent of change in its markets, competitors, and its technologies. During the past year, we recognized that we had to move much more dramatically and aggressively to keep Cadmus in the game. We made wrenching changes with extraordinary speed.

Clearly, some inside and some outside of Cadmus are still struggling to understand and evaluate these actions. However, I believe we have built the foundation for what we know to be a strong, customer-focused, and growth-oriented organization, peopled by 4,000 very capable and dedicated associates.

Our immediate future course is very clear. We will link the fullest possible spectrum of services to sell better, service better, produce more efficiently, and deliver more reliably than anyone else.

We are delivering on that promise today throughout Cadmus' remaining businesses and we will be improving on that performance over the ensuing months and years. Our executive team and site leaders are committed to a diligent course of action that will yield a record of which our shareholders and associates can be proud.

In closing, I am obligated by our attorneys in today's environment to say that certain of our comments represent "forward-looking statements" subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Those risks and uncertainties are set forth in our 8-K that includes this script, which will be filed shortly with the SEC and to which you should refer for additional details.

Before we conclude today's meeting, I would like to open the floor to any questions from shareholders of record.

There are no other items of business on our agenda.

I therefore declare the meeting adjourned. We appreciate your attendance today, and look forward to seeing you again next year.